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EXHIBIT 11
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(WHOLE DOLLARS EXCEPT PER SHARE DATA)
                                                     April 30,   April 30,
                                                        1997       1996
THE QUARTERS ENDED APRIL 30, 1997 AND 1996:

Net Income Applicable to Common Stock                $ 2,413,033 $  1,704,150
                                                       =========    =========
Primary Earnings:
Weighted average number of common shares outstanding   8,748,001    8,564,660
Common share equivalents arising from stock options<F1>  144,170            0
                                                       ---------    ---------
Weighted average number of common shares as adjusted   8,892,171    8,564,660
                                                       =========    =========
Net Income per common and common equivalent share    $      0.27  $      0.20
                                                       =========    =========
Fully Diluted Earnings:
Weighted average number of common shares outstanding   8,748,001    8,564,660
Common share equivalents arising from stock options<F1>  144,311            0
                                                       ---------    ---------
Weighted average number of common shares as adjusted   8,892,312    8,564,660
                                                       =========    =========
Net Income per common and common equivalent share    $      0.27  $      0.20
                                                       =========    =========
THE NINE MONTHS ENDED APRIL 30, 1997 AND 1996:
Net Income Applicable to Common Stock                $ 5,716,130  $ 3,657,020
                                                       =========    =========
Primary Earnings:
Weighted average number of common shares outstanding   8,697,402    8,554,808
Common share equivalents arising from stock options<F1>  191,094            0
                                                       ---------    ---------
Weighted average number of common shares as adjusted   8,888,496    8,554,808
                                                       =========    =========
Net Income per common and common equivalent share     $     0.64  $      0.43
                                                       =========    =========
Fully Diluted Earnings:
Weighted average number of common shares outstanding   8,697,402    8,554,808
Common share equivalents arising from stock options<F1>  191,278            0
                                                       ---------    ---------
Weighted average number of common shares as adjusted   8,888,680    8,554,808
                                                       =========    =========
Net Income per common and common equivalent share     $     0.64  $      0.43
                                                       =========    =========

<F1>
In the quarter and nine month periods ended April 30, 1996, common share equivalents arising from stock options did not impact the per share amounts as they were either insignificant or anti-dilutive.

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